Exhibit 10.20

CENTURY CASINOS, INC.

OPTION AGREEMENT

THIS OPTION AGREEMENT, made this __ day of _______ 20XX, by and between CENTURY CASINOS, INC. (the "Company"), and ________ (the "Option Holder");

W I T N E S S E T H:

WHEREAS, the Option Holder is a director of the Company; and

WHEREAS, to induce the Option Holder to further his/her efforts in its behalf, the Company desires to grant to the Option Holder an option to purchase shares of its Common Stock under the 2016 Equity Incentive Plan (the “Plan”); and

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Option Holder hereby agree as follows:

1.Grant of Option.  The Company hereby grants to the Option Holder on the date of this Agreement the option to purchase ______ shares of Common Stock of the Company (the "Option Stock") subject to the terms and conditions herein contained, subject only to adjustment in such number of shares as provided herein or in the Plan. The terms of this Agreement and the Plan shall be interpreted and administered as to satisfy the requirements of the Code.

2.Option Price.  During the term of this option, the purchase price for the shares of Option Stock granted herein is $____ per share (the "Option Price"). The Option Price is subject to adjustment only as provided in the Plan.

3.Exercisability and Term of Option.  This option shall vest and become exercisable as follows:

25% on the first anniversary

25% on the second anniversary

25% on the third anniversary

25% on the fourth anniversary

To the extent the Option Holder does not purchase in any option year the full number of shares of Option Stock to which he or she is entitled to purchase in that year, he or she may purchase the same in any succeeding year until the term of this option shall expire.  This option shall terminate ten years from the date this option is granted unless terminated earlier by reason of Option Holder's death, disability or termination of service as provided in more detail in Section 6 of the Plan and Paragraph 13 or 14 of this Agreement or unless otherwise terminated by the Committee (as defined in the Plan) pursuant to the Plan.

4.Limitation on Transfer.  A transfer of this option by the Option Holder is subject to, and must be in compliance with, the terms, conditions and limitations set forth in the Plan, including, without limitation, Section 6(c) of the Plan.

5.Manner of Exercise by Option Holder. This option shall be exercised by giving written notice to the Company of an election to exercise such option. Such notice shall specify the number of shares to be purchased hereunder, along with payment of the Option Price (pursuant to the methods indicated in

Section 7(b) of the Plan) and shall be delivered to the Company at its principal place of business. Upon receipt of such notice and subject to the provisions of Paragraphs 6 and 7 below, the Company shall, within a reasonable time, and upon payment of the full the Option Price (pursuant to the methods indicated in Section 7(b) of the Plan) for the shares of Option Stock to be purchased, deliver to the Option Holder certificates for the shares so purchased.

6.Rights as a Shareholder.  The Option Holder or a transferee of this option shall have no rights as a shareholder with respect to any Option Stock covered by this option until the date of the issuance of a stock certificate for such shares.  Except as otherwise provided herein or in the Plan, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property), distributions or other rights for which the record date is prior to the date such stock certificate is issued.

7.Withholding Taxes.  Upon exercise of this option and prior to the issuance of any Option Stock as a result of such exercise, the Option Holder shall make appropriate arrangements acceptable to the Company to provide for the amount of withholding required by applicable federal, state or foreign tax laws.

8.Stock Option Plan.  The option evidenced by this Agreement is granted pursuant to the Plan, a copy of which is attached hereto and hereby made a part of this Agreement.  This Agreement is subject to and in all respects limited and conditioned as provided in the Plan.  The Plan governs this Agreement, and, in the event of any question as to the construction of this Agreement or of a conflict between the Plan and this Agreement, the Plan shall govern, except as the Plan otherwise provides.

9.Investment Purpose Representations and Risks.

(a)As a condition to the issuance by the Company of this Agreement and Option Stock exercisable pursuant to this Agreement, the Option Holder (i) represents that the shares of Option Stock are being acquired for investment and not with a present intention of selling or otherwise distributing and the Option Holder agrees to make such other representations as may be necessary in order to comply with federal and applicable state securities laws or appropriate to qualify the issuance of the Option Stock as exempt from the Securities Act of 1933 and any other applicable securities laws, and (ii) represent that the Option Holder shall not dispose of the shares of Option Stock in violation of the Securities Act of 1933 or any other applicable securities laws.  The Company reserves the right to place a legend on any stock certificate issued pursuant to the exercise of this option to assure compliance with the foregoing.

(b)The Option Holder acknowledges that (i) an investment in the Option Stock involve significant risks and may represent an illiquid investment, (ii) the Option Holder is able to bear the economic risks of an investment in the Option Stock and is able to maintain his or her investment in the Option Stock for an indefinite period of time, and (iii) the Option Holder could bear a total loss of the investment.

(c)The Option Holder has reviewed and understood the latest information incorporated by reference in Paragraph 10 of this Agreement and is aware that he or she is afforded an opportunity to discuss matters pertinent to an investment in the Option Stock with the Company upon exercise.

(d)The Option Holder has such knowledge and experience in financial and business matters to enable the Option Holder to evaluate the merits and risks of an investment in the Option Stock.

10.Documents Delivered and Incorporated by Reference.  The Option Holder acknowledges receipt of the following Company documents filed with the Securities and Exchange Commission (the "SEC”) under the Securities Exchange Act of 1934 (the "1934 Act”):

(a)The Company’s latest Annual Report on Form 10-K;

(b)The Company’s latest Quarterly Report on Form 10-Q;

(c)Copies of all of the Company’s current reports on Form 8-K, if any, filed since the Company’s most recent Annual Report; and

(d)Copies of all of the Company’s proxy statements filed with the SEC during the past 12 months.

In addition, all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Agreement shall be deemed to be incorporated in this Agreement by reference and to be a part hereof from the date of filing such documents.

The Company will provide without charge to the Option Holder, on the written or oral request of the Option Holder, a copy of any and all of the incorporated documents referred to above.  Written requests or oral requests by telephone for such copies, or additional information about the Plan, should be directed to Peggy Stapleton, Century Casinos, Inc., 455 E Pikes Peak Ave, Suite 210, Colorado Springs, Colorado 80903, (719) 527-8300.

11.Compliance with Securities Laws.  This option shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Option Stock upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of Option Stock thereunder, such option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee.  Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration, qualification or consent.

12.Stock Restriction Agreement.  The Committee may provide that Option Stock shall, under certain conditions, be subject to restrictions whereby the Company has a right of first refusal with respect to the Option Stock or a right or obligation to repurchase all or a portion of the Option Stock, which restrictions may survive the Option Holder's service with the Company.  The acceleration of time or times at which an option becomes exercisable may be conditioned upon the Option Holder's agreement to such restrictions.

13.Termination of Director Status.  In the event the Option Holder shall cease to be a director of the Company for any reason (other than a change in control pursuant to Paragraph 14 or pursuant to the Plan), this option shall terminate (notwithstanding Paragraph 3 of this Agreement) within the earlier of (1) three months after the date of cessation of director status or (2) the originally stated expiration date.  This option shall be exercisable as provided above only to the extent this option was exercisable on the date of cessation of director status but had not previously been exercised.

14.  Change in Control.  In the event of a Change in Control, as defined in the Plan, then Sections 12(b) or 12(c) of the Plan, as applicable, shall apply, and the Committee, in its sole discretion, may take any of the actions permitted by such Sections.

15.No Assurances.  Neither the Company nor any of its officers, agents, or representatives have made or can make any assurance that either the granting or the exercise of this option will not give rise to adverse tax consequences.  Certain actions taken or omitted by the Option Holder in respect to this option, or in respect of Option Stock acquired by exercise of this option, may cause the option to become unexercisable or may cause adverse tax consequences to flow from the granting and/or exercise of the option.  The Option Holder should consult with his own tax advisers with respect to the tax consequences of this option.  The Option Holder shall have no rights or remedies against the Company or against any of its officers, agents, or representatives on account of any tax consequences flowing from the granting or exercise of this option.

16.Modifications.  This Agreement may only be altered, amended or modified in writing.

17.Interpretation of This Agreement.  Capitalized terms used herein without definition shall have the meanings given to such terms in the Plan. The Option Holder agrees that all of the terms and conditions of the option are contained in the Agreement and the Plan and there are no other agreements, written or oral, with respect thereto.  All decisions and interpretations made by the Plan Administrator with regard to this Agreement or the Plan shall be binding and conclusive upon the Company and the Option Holder.

18.Adjustments for Changes in Capitalization.  This option may be subject to adjustments for changes in the capitalization of the Company, as provided in Section 12(a) of the Plan.

19.Binding Effect.  This Agreement shall bind and inure to the benefit of the Company and its successors and assigns and the Option Holder and any successor or successors of the Option Holder permitted by Paragraph 4 above.

20.Obligation to Reserve Sufficient Shares.  The Company shall at all times during the term of this option reserve and keep available a sufficient number of shares of Option Stock to satisfy this Agreement.

IN WITNESS WHEREOF, the Company and the Option Holder have executed this Agreement in the manner appropriate to each, as of the day and year first above written.

CENTURY CASINOS, INC.
By:
Name:
Title:

OPTION HOLDER
By:
Name:
Title: